                                  Exhibit 21.1

                  Subsidiaries of Nebco Evans Holding Company

                                  Subsidiaries

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

Name of Entity                               Organized Under Laws of
--------------                               -----------------------
AmeriServe Food                              Nebraska
Distribution, Inc.

AmeriServ Food Company                       Delaware

AmeriServe Funding                           Delaware
Corporation

AmeriServe Transportation,                   Nebraska
Inc.

Chicago Consolidated                         Illinois
Corporation

Delta Transportation, Ltd.                   Wisconsin

The Harry H. Post Company                    Colorado

Holberg Warehouse                            Delaware
Properties, Inc.

Northland Transportation                     Nebraska
Services, Inc.

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